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                                                                   Exhibit 10.30


RJ FALKNER
   AND
 COMPANY


                                              Investment Research
                                                    and Financial Communications
================================================================================


                                    CONTRACT

Customer Cayman Water Company, Ltd.

Date:  November 17, 1998

Term of Contract: One Year

Contract Begins: December 1, 1998

********************************************************************************

The undersigned, acting on behalf of CAYMAN WATER COMPANY, INC. ("the customer"), hereby contracts with R. J. Falkner & Company, Inc., for a period of not less than one year, for the provision of consulting services to include the following:

(1) The preparation of at least two "Research Profile" reports during the next twelve months;

(2) Distribution of such reports to the brokerage community, money managers, mutual funds, and individual investors, upon request, or as instructed by the customer, along with exposure of such reports on the STREETNET investor information site on the Internet..

(3) Assistance in the writing and editing of shareholder communiques, annual reports, etc., in order to optimize their effectiveness in conveying the messages desired by management;

(4) The handling of all logistics involving the release of news to the financial media and to the investment community, including "blast fax" exposure to brokers and money managers;

(5) Interfacing with Nasdaq Stock Watch to assure that new releases are distributed in accordance with appropriate regulations, and that Nasdaq is notified in advance of pending news releases:

(6) Distribution of such communiques to the brokerage community, institutional and individual investors, and research analysts at over 5,000 firms throughout the U. S., Europe, and Canada;

(7) Telephone and personal meetings with individual investor groups, regional/national brokerage firms, and/or institutional investors, when appropriate;

(8) Arrangement of management presentations to stockbroker groups, research analysts, and/or portfolio managers, on a selective basis, in various cities around the U. S. and Canada; and

(9) Any other services involving investor relations, upon request (at an hourly rate, when appropriate).

A Cash retainer fee for these services will be payable at the rate of $2.500 per month, in advance. In addition to such monthly retainer, the customer will be invoiced for reimbursement of expenses directly incurred in the provision of


                      P.O. Box 1230 Crested Butte, CO 81224
                      (970) 349-0846 ** Fax (970) 349-0852






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these services on a monthly basis. Such expenses will primarily involve publishing, printing and postage costs related to the distribution of "Research Profile" reports and shareholder communiques; telephone calls placed on the customer's behalf, and travel expenses required to visit the customer and/or for trips to visit brokerage firms/investor groups/institutions on behalf of the customer (such trip expenses are pro-rated among several customers). Documentation of these expenses will be provided on each monthly invoice, and the customer agrees to reimburse R. J. Falkner & Company, Inc. for such expenses within 30 days following receipt of such invoices.

In addition to the cash compensation outlined above, R. Jerry Falkner (as an individual) will be granted an option to purchase 30,000 shares of CAYMAN WATER COMPANY, LTD. common stock, with such option to be issued no later than December 15, 1998. This option shall expire twelve months after the termination of any formal working relationship between Cayman Water Company, Ltd. and R. J. Falkner & Company, Inc. The exercise price on the option will be equivalent to the market price of the common stock on the closing transaction price, as reported by Nasdaq, on December 15, 1998. Customer hereby agrees to register the shares underlying this option whenever any other shares are registered with the SEC, or within twelve months of the "start date" of this contact, whichever occurs sooner.

This contract may be canceled by the Customer after twelve months, upon written notice to be received by R. J. Falkner & Company within a ten-day period ending December 1, 1999. If such notice is not forthcoming, the services of R. J. Falkner & Company, Inc. will continue on a month-to-month basis. At any time after completion of the initial one-year term of the contract's starting date, either party may cancel the services of R. J. Falkner & Company, Inc. upon 60 days' written notice. If the customer chooses to terminate the services of R. J. Falkner & Company, Inc. prior to December 1, 1999, customer agrees to pay R. J. Falkner & Company, Inc. all advance retainer fees for the months remaining in the initial twelve-month term of the contract, plus unreimbursed expenses.

In the event of dispute, the prevailing party will be entitled to recover its costs, including reasonable attorney's fees.

The parties acknowledge that this contract is entered into in the state of Colorado and that performance of the contract will be accomplished in the states of Colorado and Texas.

This contract cannot be assigned without the agreement of both parties.

Signed:


J. Bruce Bugg, Jr.
-----------------------------------
J. Bruce Bugg, Jr.
Vice Chairman of the Board
CAYMAN WATER COMPANY, LTD.


R. Jerry Falkner
-----------------------------------
R. Jerry Falkner, CFA
President
R. J. Falkner & Company, Inc.



Date:     11/17/98
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Note- Please retain one original copy of this contract for your records, and return one original copy to R. J. Falkner & Company, Inc.